                                                                       EXHIBIT 5

                        SQUIRE, SANDERS & DEMPSEY L.L.P.
                                 4900 KEY TOWER
                                127 PUBLIC SQUARE
                              CLEVELAND, OHIO 44114
                                 (216) 479-8500





                                October 13, 2000






Citizens & Northern Corporation
90-92 Main Street
P. O. Box 58
Wellsboro, Pennsylvania 16901

Re: Registration Statement on Form S-4 covering a maximum of 990,640 shares of Common Stock of Citizens & Northern Corporation

Ladies and Gentlemen:

     We are delivering this opinion in connection with the Registration Statement on Form S-4 (the "Registration Statement") of Citizens & Northern Corporation (the "Company") originally filed on September 6, 2000 with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to up to 990,640 shares (the "Shares") of common stock, par value $1.00 per share, of the Company to be issued in connection with the proposed merger of Peoples, Ltd., a Pennsylvania corporation, with and into the Company pursuant to the Agreement and Plan of Merger, dated June 22, 2000, by and between the Company and Peoples, Ltd. (the "Merger Agreement").

     In rendering this opinion, we have reviewed the Articles of Incorporation and By-Laws of the Company, resolutions of the Company's Board of Directors, the Registration Statement and such corporate records and documents as we have deemed relevant as the basis for this opinion, and have made such examination of law as we have deemed necessary to render the opinion set forth below.

     Attorneys involved in the preparation of this opinion are admitted to practice law only in the State of Ohio and we express no opinion herein concerning any law other than the laws of the State of Ohio. In respect of the matters set forth herein concerning the laws of the Commonwealth of Pennsylvania, we have relied without independent investigation on the opinion of Owlett & Lewis, P.C., Pennsylvania counsel to the Company, addressed to us and dated the date hereof.

     Based upon and subject to the foregoing, we are of the opinion that the Common Stock to be issued by the Company as set forth in the prospectus constituting a part of the Registration Statement, when and to the extent issued in accordance with the Merger Agreement, will be duly authorized and validly issued, fully paid and nonassessable under the Pennsylvania Business Corporation Law as in effect on this date.

     The opinion set forth herein are rendered as of the date hereof, and we assume no obligation to update such opinions to reflect any facts or circumstances which hereafter may come to our attention or any changes of law which hereafter may occur.

     We consent to the inclusion of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the prospectus contained therein. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.


                              Respectfully submitted,

                              /s/ Squire, Sanders & Dempsey L.L.P.

                              SQUIRE SANDERS & DEMPSEY L.L.P.

                                   EXHIBIT "A"

                              OWLETT & LEWIS, P.C.
                               ONE CHARLES STREET
                          WELLSBORO, PENNSYLVANIA 16901
                                 (570) 723-1455



                                October 13, 2000






Squire, Sanders & Dempsey L.L.P.
4900 Key Tower
127 Public Square
Cleveland, Ohio 44114

Re: Registration Statement on Form S-4 covering a maximum of 990,640 shares of Common Stock of Citizens & Northern Corporation

Ladies and Gentlemen:

     We are delivering this opinion in connection with the Registration Statement on Form S-4 (the "Registration Statement") of Citizens & Northern Corporation (the "Company") originally filed on September 6, 2000 with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to up to 990,640 shares (the "Shares") of common stock, par value $1.00 per share, of the Company to be issued in connection with the proposed merger of Peoples, Ltd., a Pennsylvania corporation, with and into the Company pursuant to the Agreement and Plan of Merger, dated June 22, 2000, by and between the Company and Peoples, Ltd. (the "Merger Agreement").

     In rendering this opinion, we have reviewed the Articles of Incorporation and By-Laws of the Company, resolutions of the Company's Board of Directors, the Registration Statement and such corporate records and documents as we have deemed relevant as the basis for this opinion, and have made such examination of law as we have deemed necessary to render the opinion set forth below.

     Attorneys involved in the preparation of this opinion are admitted to practice law only in the Commonwealth of Pennsylvania and we express no opinion herein concerning any law other than the laws of the Commonwealth of Pennsylvania.

     Based upon and subject to the foregoing, we are of the opinion that the Common Stock to be issued by the Company as set forth in the prospectus constituting a part of the Registration Statement, when and to the extent issued in accordance with the Merger Agreement, will be duly authorized and validly issued, fully paid and nonassessable under the Pennsylvania Business Corporation Law as in effect on this date.

     The opinion set forth herein are rendered as of the date hereof, and we assume no obligation to update such opinions to reflect any facts or circumstances which hereafter may come to our attention or any changes of law which hereafter may occur.

     We consent to the inclusion of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the prospectus contained therein. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.


                              Respectfully submitted,

                              /s/ Owlett & Lewis, P.C.

                              OWLETT & LEWIS, P.C.